UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HILLS BANCORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, APRIL 20, 2020

The attached letter to shareholders relates to the Proxy Statement of Hills Bancorporation (the "Company"), dated March 20, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for the Company for use at the Annual Meeting of Shareholders to be held on Monday, April 20, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 8, 2020.

THE LETTER TO SHAREHOLDERS SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

April 8, 2020

Re: Annual Meeting

Dear Shareholders:

We hope this letter finds you and your family well. We are writing today concerning the Annual Meeting of Shareholders for Hills Bancorporation which is scheduled for Monday, April 20, 2020.

All of us have been impacted by the Coronavirus (“COVID-19”) in our personal, business and community lives. The same is true for Hills Bank and Hills Bancorporation. As we continue to serve our customers, our goal is to protect them and our employees and help reduce the potential spread of COVID-19.

After much deliberation and in light of the restrictions adopted concerning gatherings of 10 people or more in the State of Iowa, the Board of Directors has decided to hold our Annual Meeting via telephone only at 4:00 p.m. on April 20, 2020.

•	The audio instructions for calling into the meeting are below:

•	Beginning at 3:45 p.m., up until the start time of 4:00 p.m. (Central Time), please call the number below:

◦	United States, 1-408-418-9388 and enter access code 292 780 816

▪	Once the access code is entered, you will be prompted to press # and then prompted for a participant code. There is no code to enter, so it will prompt you to press # again.

◦	Global Dial In Options:

▪	France, 33-1-8514-8797

▪	Canada (Toronto), 1-416-216-5643

▪	Canada (Quebec), 1-581-319-7414

▪	United Kingdom, 44-20-7660-8147

•	You will automatically be placed on mute when you begin the call.

•
Understanding the limited nature of this meeting, we will not be making individual presentations as in years past. The meeting instead will be comprised solely of the election of Directors, approval of the Hills Bancorporation 2020 Stock Option and Incentive Plan, the non-binding votes on executive compensation and the appointment of the Company’s independent registered public accounting firm.

•	We expect the official business meeting will last no more than 15 minutes.

While we need to hold an annual meeting to fulfill the Company’s legal obligations, we can accomplish those requirements through voting by proxy with the Board of Directors and certain officers present. Therefore, if you haven’t already done so, we ask you to promptly return your proxy as described in the proxy materials provided to you earlier so that the election of Directors and other important proposals can be approved.

The health and safety of our shareholders, as well as customers and employees, are of utmost importance to us and we appreciate your cooperation and support during these unusual and challenging times. We look forward to seeing you in person at next year’s Annual Meeting. In the interim, if you have any questions, feel free to contact Shari DeMaris, Treasurer of Hills Bancorporation, at 319-679-2102.

Please remain healthy and safe.

Sincerely,

/s/ Dwight O. Seegmiller

Dwight O. Seegmiller
President and CEO